UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 21, 2007

Cellu Tissue Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-118829	06-1346495
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1855 Lockeway Drive
Suite 501
Alpharetta, Georgia	30004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (678) 393-2651

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangements of Certain Officers

On June 21, 2007, the board of directors of Cellu Tissue Holdings, Inc. (the “Company”) approved the Corporate Bonus Plan (the “Plan”).  The following is a description of selected key features of the Plan.  The Plan provides for a potential bonus pool for the Company’s executive officers.  The bonus pool is subject to the Company achieving a certain adjusted EBITDA, as defined in the Plan, of at least $44.0 million for fiscal year 2008.  The maximum bonus pool amount is realized if fiscal year 2008 adjusted EBITDA of $49.0 million is achieved.  If fiscal year 2008 adjusted EBITDA is between $44.0 and $49.0 million, then the bonus pool will be prorated, between 50% and 100% based on the fiscal year 2008 adjusted EBITDA achieved.  If the bonus pool is earned then it will be distributed to executive officers, based on their respective base salaries, with a maximum paid out of 50% or 100% of their respective base salaries, dependent upon the executive’s position within the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellu Tissue Holdings, Inc.
(Registrant)

Date: June 27, 2007	By:	/s/ Dianne M. Scheu
Ms. Dianne M. Scheu
Senior Vice President, Finance and
Chief Financial Officer